  Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The unaudited pro forma condensed consolidated information presented has been derived from financial statements prepared using accounting principles generally accepted in the United States of America ("U.S. GAAP") and in accordance with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"). The unaudited pro forma condensed consolidated statements of operations give effect to our acquisition (the "Molycorp Canada Acquisition") of Molycorp Minerals Canada ULC formely Neo Material Technologies Inc. ("Molycorp Canada") and the issuance of our $650 million Senior Secured Notes, due 2020 (the "Senior Notes") in connection with the Molycorp Canada Acquisition, as if the issuance of the Senior Notes, the Molycorp Canada Acquisition and other related financing transaction had been completed on January 1, 2011. Molycorp Canada's historical financial statements, which were prepared in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board ("IASB"), have been reconciled to and are presented in accordance with U.S. GAAP, solely for the purposes of providing the unaudited pro forma information. The historical consolidated Molycorp, Inc. ("Molycorp" or the "Company") results include Molycorp Canada's results subsequent to the Molycorp Canada Acquisition on June 11, 2012.
On June 11, 2012, Molycorp completed the acquisition of all of the outstanding equity of Molycorp Canada's predecessor company pursuant to the terms of an arrangement agreement (the "Arrangement Agreement") for an aggregate purchase price of approximately $1.2 billion. Pursuant to the Arrangement Agreement, Molycorp Canada's former shareholders elected to receive: (a) cash consideration equal to Canadian dollars ("Cdn") $11.30 per share of Molycorp Canada's predecessor company's common stock; or (b) share consideration of 0.4242 shares of Molycorp common stock or 0.4242 shares (the "Exchangeable Shares") issued by MCP Exchangeco Inc., Molycorp's wholly owned Canadian subsidiary, which are exchangeable for shares of Molycorp's common stock on a one for one basis, per each share of Molycorp Canada's predecessor company's common stock; or (c) a combination of cash and shares of Molycorp common stock or Exchangeable Shares, all subject to the proration mechanics set forth in the Arrangement Agreement.
On March 28, 2012, the Company entered into a contingent forward contract to purchase Canadian dollars with a notional amount of Cdn$ 870.0 million to manage the foreign currency exposure with respect to its planned acquisition of Molycorp Canada. The Company did not apply hedge accounting to this contingent forward contract. Upon settlement of this derivative on June 11, 2012 (Molycorp Canada acquisition date), the Company recognized a loss of $37.6 million in Other expenses.
The unaudited pro forma adjustments are based on material charges, nonrecurring items and related tax effects that are directly attributable to the transaction and that are factually supportable. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes, unaudited pro forma condensed consolidated financial information contained in the Company's Current Report on Form 8-K filed on June 7, 2012, the Company's audited consolidated financial statements for the fiscal year ended December 31, 2011 included in the Company's Current Report on Form 8-K filed on November 21, 2012, which updated the audited consolidated financial statements included in the Company's Annual Report on Form10-K for the year ended December 31, 2011, and the Company's Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2012, as well as Molycorp Canada's predecessor company's annual financial statements for the year ended December 31, 2011 contained in the Company's Current Report on Form 8-K filed on June 7, 2012. The unaudited pro forma condensed consolidated financial information is for informational purposes only and does not purport to reflect the results of operations that would have occurred if the Molycorp Canada Acquisition and related financings had been consummated on the date indicated above; nor does it purport to represent or be indicative of the results of operations of Molycorp for any future dates or periods. Unless otherwise stated, all amounts presented in the unaudited pro forma condensed consolidated statement of operations are in U.S. dollars.

	For the Year Ended December 31, 2011
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)	Molycorp, Inc.	Neo Material Technologies Inc.	Pro Forma Adjustments		Pro Forma
	(In thousands, except share and per share amounts)
Sales	$396,831	800,045	—		1,196,876
Cost of sales	(177,890)	(439,990)	(1,211)	(2)	(619,091)
Gross profit	218,941	360,055	(1,211)		577,785
Operating expenses:
Selling, general and administrative	(64,387)	(81,558)	—		(145,945)
Depreciation, amortization and accretion	(1,688)	(3,507)	(47,285)	(2)	(52,480)
Operating income	152,866	274,990	(48,496)		379,360
Other (expense) income:
Other expense	(153)	(6,732)	—		(6,885)
Foreign exchange (losses) gains, net	(5,415)	2,757	—		(2,658)
Interest expense, net	(388)	(12,234)	(66,300)	(4)	(78,922)
	(5,956)	(16,209)	(66,300)		(88,465)
Income before income taxes and equity earnings	146,910	258,781	(114,796)		290,895
Income tax (expense) benefit	(28,576)	(66,650)	40,179	(5)	(55,047)
Equity in results of affiliates	—	5,323	—		5,323
Net income	118,334	197,454	(74,617)		241,171
Net income attributable to noncontrolling interests	(808)	(9,323)	—		(10,131)
Net income attributable to Molycorp stockholders	$117,526	$188,131	$(74,617)		$231,040

Net income attributable to Molycorp stockholders	$117,526	$188,131	$(74,617)		$231,040
Preferred stock dividend	(9,962)	—	—		(9,962)
Net income attributable to common stockholders	$107,564	$188,131	$(74,617)		$221,078

Weighted average common shares outstanding - basic	83,454,221			(6)	109,499,647
Basic earnings per share	$1.29				$2.02

Net income attributable to common stockholders, adjusted for the effect of dilutive 3.25% Convertible Notes	$107,977				$221,492
Weighted average common shares outstanding - diluted	85,220,017			(6)	111,265,443
Diluted earnings per share	$1.27				$1.99

	For the Nine Months Ended September 30, 2012
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)	Molycorp, Inc.	Neo Material Technologies Inc.	Pro Forma Adjustments		Pro Forma
	(In thousands, except share and per share amounts)
Sales	$394,651	$340,650	$(5,832)	(1)	$729,469
Cost of sales	(356,834)	(248,311)	3,174	(1)	(602,513)
			(542)	(2)
Gross profit	37,817	92,339	(3,200)		126,956
Operating expenses:
Selling, general and administrative	(97,349)	(54,869)	24,103	(3)	(128,115)
Corporate development	(19,379)	(29,591)	45,535	(3)	(3,435)
Depreciation, amortization and accretion	(12,361)	(1,488)	(21,149)	(2)	(34,998)
Operating (loss) income	(91,272)	6,391	45,289		(39,592)
Other (expense) income:
Other expense	(37,615)	(2,587)	37,589	(3)	(2,613)
Foreign exchange gains (losses), net	724	(319)	—		405
Interest expense, net	(14,989)	(8,653)	(18,674)	(3)(4)	(42,316)
	(51,880)	(11,559)	18,915		(44,524)
Loss before income taxes and equity earnings	(143,152)	(5,168)	64,204		(84,116)
Income tax benefit (expense)	58,442	(27,194)	(22,471)	(5)	8,777
Equity in results of affiliates	(1,146)	1,930	—		784
Net loss	(85,856)	(30,432)	41,733		(74,555)
Net income attributable to noncontrolling interests	(4,120)	(3,707)	—		(7,827)
Net loss attributable to Molycorp stockholders	$(89,976)	$(34,139)	$41,733		$(82,382)

Net loss attributable to Molycorp stockholders	$(89,976)	$(34,139)	$41,733		$(82,382)
Preferred stock dividend	(8,539)	—	—		(8,539)
Net loss attributable to common stockholders	$(98,515)	$(34,139)	$41,733		$(90,921)

Weighted average common shares outstanding - basic	101,147,638			(6)	124,109,128
Basic earnings per share	$(0.97)				$(0.73)

Net loss attributable to common stockholders	$(98,515)				$(90,921)
Weighted average common shares outstanding - diluted	101,147,638			(6)	124,109,128
Diluted earnings per share	$(0.97)				$(0.73)

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
(Unaudited – tabular figures in thousands of United States dollars, unless otherwise stated)

(1)
Represents adjustments to eliminate the effect of sales and the related cost of sales that occurred during the second quarter of 2012, but prior to the business combination between the Company and Molycorp Canada. No sales occurred between the Company and Molycorp Canada in 2011.

(2)
Represents adjustments to reflect the net incremental depreciation and amortization expense of $0.5 million and $21.1 million for the nine months ended September 30, 2012 and $1.2 million and $47.3 million for the twelve months ended December 31, 2011, respectively, as a result of the preliminary allocation of the purchase price to certain depreciable and amortizable assets with useful lives ranging from two to thirty years. The preliminary purchase price allocation is reflected in Molycorp's Quarterly Report on Form 10-Q for September 30, 2012.

(3)
Represents $115.2 million of adjustments, as detailed in the next table, for nonrecurring legal, accounting, compensation, bridge loan fees, and realized losses on a forward contract to purchase Canadian dollars. The forward contract was entered into to manage the foreign currency exposure with respect to the Company's acquisition of Molycorp Canada.

For the Nine Months Ended September 30, 2012
Selling, General and Administrative:
Stock-based and change in control expenses	$24,103
Corporate development:
Legal, accounting and advisory fees	45,535
Other expenses:
Contingent forward contract loss	37,589
Interest expense:
Bridge loan fees	7,937
$115,164

(4)
Represents the estimated net increase in interest expense based on the 10.0% rate for the Senior Notes issued by Molycorp in connection with the Acquisition. The components of the unaudited pro forma adjustment to interest expense include the following:

	For the Year Ended December 31, 2011	For the Nine Months Ended September 30, 2012
Interest on new debt instruments	$(65,000)	$(25,961)
Nonrecurring fees on bridge financing	—	7,937
Amortization of deferred financing costs	(1,300)	(650)
Total	$(66,300)	$(18,674)
Interest expense related to Molycorp Canada's convertible debentures has not been eliminated in the pro forma statements.

(5)	Represents the tax effect of unaudited pro forma adjustments using the Molycorp federal, state and international statutory tax rates based on the applicable tax jurisdictions.
(6)
The weighted average shares outstanding have been adjusted to reflect the approximately 13.5 million shares resulting from the acquisition and the issuance of approximately 12.5 million shares in the Molymet private placement that closed in March, 2012, as detailed below:

	For the Year Ended December 31, 2011	For the Nine Months Ended September 30, 2012
Basic earnings per share
Weighted average number of Molycorp shares outstanding	83,454,221	101,147,638
Adjustment for share issuance to Molymet	12,500,000	11,941,566
Adjustment for share issuance to Molycorp Canada predecessor shareholders	13,545,426	11,019,924
Pro forma weighted averaged number of shares outstanding	109,499,647	124,109,128

Pro forma adjusted net earnings	$221,078	$(90,921)
Pro forma basic earnings per share	$2.02	$(0.73)

Diluted earnings per share
Pro forma weighted average number of shares outstanding	109,499,647	124,109,128
Dilutive impact of 3.25% convertible notes	1,765,796	—
Pro forma weighted average number of shares outstanding - diluted	111,265,443	124,109,128

Pro forma adjusted net earnings	$221,078	$(90,921)
Dilutive impact of 3.25% convertible notes	414	—
Pro forma adjusted net earnings	221,492	(90,921)
Pro forma diluted earnings per share	$1.99	$(0.73)